Supplement to Prospectus Supplement dated June 12, 2007
(To Prospectus dated June 12, 2007)

$1,041,000,000
The National Collegiate Student Loan Trust 2007-2
Issuing Entity

The National Collegiate Funding LLC
Depositor and Sponsor

Student Loan Asset Backed Notes

Pages S-49 through S-56, inclusive, of the Prospectus Supplement dated June 12, 2007 are amended by replacing the column headings "10%" and "15%" each place they appear with "15%" and "20%," respectively.

Neither the Securities and Exchange Commission nor any other federal regulatory authority or state securities commission has approved or recommended the securities described in the prospectus supplement or determined if this supplement to prospectus supplement is truthful or complete. No securities commission or regulatory authority has reviewed the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. Joint Book-Runner	Credit Suisse Joint Book-Runner

Banc of America Securities LLC	JPMorgan

June 27, 2007